UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

(Amendment No.     )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Heyu Biological Technology Corporation

(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Heyu Biological Technology Corporation

Block 19, Hongchang Food Co., Ltd.,

Yuanhong Investment Zone, Donggao Village, Chengtou Town,

Fuqing City, Fuzhou City, Fujian Province,

350300, China

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL

Change of Corporate Name

This Information Statement is being distributed and made available to all record and beneficial owners of the common stock, $0.001 par value, of Heyu Biological Technology Corporation, a Nevada corporation, which we refer to herein as “Company,” “we,” “our,” or “us.”  The distribution date of this Information Statement is on or about [___], 2023.  The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of an action we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

This Information Statement is being furnished in connection with action taken by stockholders holding a majority of the voting power of our Company.  On October 6, 2023, our majority stockholder, Zengqiang Investment Limited, which owns 353,322,843 shares of our common stock, or approximately 68.1% of our total issued and outstanding shares, approved by written consent an amendment to our articles of incorporation to amend our Articles of Incorporation to change our corporate name from “Heyu Biological Technology Corporation” to “Hongchang International Co., Ltd” (the “Charter Amendment”). Our change of corporate name will be subject to and will only take effect after the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The Charter Amendment was approved by the Company’s Board of Directors on October 6, 2023. The Charter Amendment will be filed with the Secretary of State of the State of Nevada on or after [___], 2023, at least 20 days after the date of distribution of this Information Statement. If the proposed Charter Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Charter Amendment.

The elimination of the need for a special meeting of stockholders to approve the Charter Amendment is made possible by Section 78.320(2) of the Nevada Revised Statute (the “NRS”) which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders having at least a majority of the voting power may be substituted for such a special meeting. Pursuant to Section 78.390 of the NRS, a majority of the voting power is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a stockholder meeting and in order to effect the Charter Amendment as early as possible, the Board of Directors of the Company have determined to utilize the written consent of the holder of a majority of voting power. As discussed hereafter, the Board of Directors has recommended the Charter Amendment.

The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company for the Charter Amendment is October 6, 2023, and the number of outstanding shares of Common Stock on the record date is 518,831,368, with each share having one vote. On the record date, our majority stockholder, Zengqiang Investment Limited, (“Controlling Stockholder”), held 353,322,843 shares of common stock, or approximately 68.1% of the total outstanding shares on the record date.  The written consent to the Charter Amendment by the majority in voting power became effective upon the filing the written consent with the Secretary of the Company. The Company will file the Charter Amendment with the Nevada Secretary of State on or after [___], 2023, at least 20 days after the date of distribution of this Information Statement (“Effective Date”) and will be effective as of such date.  This Information Statement is being distributed and made available to stockholders on or about [___], 2023.

Pursuant to Section 78.320(2) of the NRS, no notice is required to be provided to the other stockholders, who have not consented in writing to such action, regarding the taking of the corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights or appraisal rights under the NRS are afforded to the Company's stockholders as a result of the adoption of the Charter Amendment.

Change of Trading Symbol

The Company common stock is currently traded on the OTC Markets Pink tier under the trading symbol “HYBT.” We have submitted an application to FINRA to amend the trading symbol of the Company from “HYBT” to “HCIL.” Such change will be subject to and will only take effect after the approval of FINRA.

Reason for the Name Change

On the Effective Date, the Charter Amendment will change our corporate name to Hongchang International Co., Ltd. On September 4, 2023, the Company completed its acquisition of Hong Chang Global Investment Holdings Limited. As a result, the Company, with approval from its majority stockholder, desires to change its name to be more aligned to the business and branding of its operating subsidiary, Fuqing Hongchang Food Co., Ltd.

Effectiveness of the Charter Amendment

The Company will file the Charter Amendment with the Nevada Secretary of State on or after [___], 2023, at least 20 days after the date of the distribution of this Information Statement and will be effective as of such date.

No Appraisal or Dissenters Rights

There is no provision in the Nevada Revised Statutes or in our Articles of Incorporation or By-laws, providing our stockholders with dissenters' rights of appraisal to demand payment in cash for their shares of common stock in connection with the implementation of any of the actions described in this Information Statement.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of an amendment of the articles of incorporation under Nevada General Corporation Law. Management has obtained this approval through the written consent of stockholders owning a majority of the voting control of our Company. Thus, a meeting to approve the amendment to our Articles of Incorporation is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

DESCRIPTION OF THE COMPANY’S COMMON STOCK

As of the record date of the Charter Amendment, there were 518,831,368 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a stockholder vote, a majority vote of stockholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 6, 2023, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of common stock listed below. For each individual and group included in the table below, percentage ownership is calculated by dividing (a) the number of shares of common stock beneficially owned by such person or group by (b) the sum of the shares of common stock outstanding as of October 6, 2023, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after October 6, 2023. The address for each individual listed below is Block 19, Hongchang Food Co., Ltd. Yuanhong Investment Zone, Donggao Village, Chengtou Town, Fuqing City, Fuzhou City, Fujian Province, 350300, PRC, unless otherwise noted.

On August 21, 2023, we entered into a share exchange agreement to acquire all the issued and outstanding capital stock of Hong Chang Global Investment Holdings Limited in exchange for the issuance to Zengqiang Investment Limited and Hong Jin Investment Limited an aggregate of 415,582,375 restricted shares of our common stock. Immediately after the closing thereof, we have a total of 518,831,367 issued and outstanding shares of common stock, 80.1% (415,582,375 shares of common stock) of which is held by Zengqiang Investment Limited and Hong Jin Investment Limited in the aggregate, and as a result, a change in control occurred. As of October 6, 2023, we had 518,831,368 shares of the common stock issued and outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares Held	Percentage of Shares Held
Directors and Executive Officers
Zengqiang Lin(4)	353,322,843	68.1%
Wendy Li	-	-
Ban Siong Ang	84,339,941	16.3%
Zhenzhu Lin(5)	62,259,532	12.0%
Stephan Truly Busch	-	-
Xingjia Gao	-	-
Directors and officers as a group (six persons)	499,922,316	96.4%
Other 5% or more stockholders
-	-	-

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2)	The number of shares of common stock reflect the 100-for-1 forward stock split effective on September 25, 2018, and the 1-for-10 reverse stock split effective on August 14, 2023.
(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.
(4)	Mr. Zengqiang Lin is the sole shareholder of Zengqiang Investment Limited, which holds 353,322,843 shares of our common stock. Mr. Zengqiang Lin is the sibling of Ms. Zhenzhu Lin. Ms. Zhenzhu Lin and Mr. Zengqiang Lin are not acting in concert to acquire interests in the securities of our Company and Mr. Zengqiang Lin expressly disclaims any interest in the securities of our Company held directly or indirectly by Ms. Zhenzhu Lin.
(5)	Ms. Zhenzhu Lin is the sole shareholder of Hong Jin Investment Limited, which holds 62,259,532 shares of our common stock. Ms. Zhenzhu Lin is the sibling of Mr. Zengqiang Lin. Ms. Zhenzhu Lin and Mr. Zengqiang Lin are not acting in concert to acquire interests in the securities of our Company and Ms. Zhenzhu Lin expressly disclaims any interest in the securities of our Company held directly or indirectly by Mr. Zengqiang Lin.

 INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as stated herein, no director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Charter Amendment.

FORWARD LOOKING STATEMENTS

The statements contained in this information statement that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our search for an operating company, possible or assumed future operations, business strategies, need for financing, competitive position, potential growth opportunities, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this information statement. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, changes in regulation in China affecting our business; general economic downturn; a further downturn in the securities markets; our ability to raise needed operating funds and continue as a going concern; and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

There may also be other risks and uncertainties that we are unable to identify and/or predict at this time or that we do not now expect to have a material adverse impact on our business.

COSTS

We will bear the costs of preparing, assembling and distributing this Information Statement in connection with this action. Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Information Statement to beneficial owners.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at an annual meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, proxy statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington DC 20549.  Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities.  The reports, proxy statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.  All inquiries regarding our Company should be addressed to us at Block 19, Hongchang Food Co., Ltd., Yuanhong Investment Zone, Donggao Village, Chengtou Town, Fuqing City, Fuzhou City, Fujian Province, 350300, China.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at Block 19, Hongchang Food Co., Ltd., Yuanhong Investment Zone, Donggao Village, Chengtou Town, Fuqing City, Fuzhou City, Fujian Province, 350300, China or by telephone at (86) 180 5901 6050.

For and on behalf of:

Heyu Biological Technology Corporation

Dated: [___], 2023	By:
Zengqiang Lin
Director, Chief Executive Officer and President

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